Exhibit 4.1

INCYTE CORPORATION

4.75% CONVERTIBLE SENIOR NOTES DUE 2015

INDENTURE

DATED AS OF SEPTEMBER 30, 2009

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

i

INDENTURE dated as of September 30, 2009 between INCYTE CORPORATION, a Delaware corporation (“Company”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.75% Senior Convertible Notes due 2015:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.02(b), Section 4.02(c) or Section 6.02(b).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Free Trade Date” means, with respect to any particular Affiliate Securities, the date that is the later of (x) the Free Trade Date and (y) the date that is 90 days after the Holder of such Affiliate Securities ceases to be an Affiliate of the Company.

“Affiliate Security Legend” means a legend in the form set forth in Exhibit A.

“Affiliate Restricted Stock Legend” means a legend in the form set forth in Exhibit C.

“Affiliate Securities” means any Securities acquired by any Affiliate of the Company.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Base Underlying Shares” means the number of shares of Common Stock issuable upon conversion of the Securities, which number shall be 39,886,035 as of the Issue Date of the initial Securities issued hereunder.  The Base Underlying Shares will be adjusted from time to time to reflect (1) any increase in the Base Underlying Shares due to the issuance of Option Securities, if and when applicable, (2) any decrease in the Base Underlying Shares upon the repurchase or conversion of any Securities, and (3) any increase or decrease in the Conversion Rate pursuant to Section 10.05.

“Board of Directors” means the board of directors of the Company or a committee of such board of directors duly authorized to act for it hereunder.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Certificated Securities” means securities that are in registered definitive form.

“Close of Business” means 5:00 p.m. (New York City time).

“Common Authorized Shares” means, at any time, the number of shares of Common Stock that, at such time, the Company has reserved for issuance under the Securities, which number shall be 20,200,000 as of Issue Date of the initial Securities issued hereunder.

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means the shares of common stock, $.001 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services (Incyte Corporation — 4.75% Convertible Senior Notes due 2015) or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” means the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for the distribution requiring such computation.

“Default” means any event that is, or after the giving of notice or the passage of time or both would be, an Event of Default.

“Disqualified Equity Interests” means, as to any Person, any class of Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or the passage of time, matures or is redeemable (other than upon a Fundamental Change), in whole or in part, on or prior to the Maturity Date; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests (other than the payment of cash in lieu of delivery of fractional shares of Equity Interests), and that is not convertible into or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests (other than the payment of cash in lieu of delivery of fractional shares of Equity Interests); provided further, however, that in no event shall rights issued pursuant to a stockholder rights plan or preferred stock issuable upon exercise of such rights be deemed to be Disqualified Equity Interests; and provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of such Person or any of the Subsidiaries of such Person or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Person or any of the Subsidiaries of such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Effective Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting such issuance or distribution.

“Equity Interests” means, as to any Person, (i) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person; provided, however, that no Indebtedness under the Company’s 3 1/2% convertible senior notes due 2011, 3 1/2% convertible subordinated notes due 2011 or $20,000,000 aggregate principal amount of convertible subordinated notes issued to Pfizer Inc. or its Affiliates shall be deemed to be Equity Interests of the Company prior to conversion thereof into such Equity Interests.

“Escrow Account” means the escrow account established pursuant to the Pledge and Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association, in its capacity as escrow agent under the Pledge and Escrow Agreement, and any permitted successors thereto.

“Ex-Date” means, with respect to any dividend or distribution on the Common Stock, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Trade Date” means the date that is one year after the last Issue Date of the Securities (including of the Option Securities).

“Freely Tradable” means, with respect to the Securities and the Common Stock issuable upon conversion of the Securities, securities that are eligible to be sold by a Person who has not been the Company’s Affiliate during the preceding three months without any volume or manner of sale restrictions under the Securities Act and that have been assigned an unrestricted CUSIP number.

“Full Underlying Shares” means the maximum number of shares of Common Stock that may be issued upon conversion of the Securities in connection with a Make-Whole Fundamental Change as set forth in Section 10.06, which number shall be 50,872,080 as of the Issue Date of the initial Securities issued hereunder  The Full Underlying Shares will be adjusted from time to time to reflect (1) any increase in the Full Underlying Shares due to the issuance of Option Securities, if and when applicable, (2) any decrease in the Full Underlying Shares upon the repurchase or conversion of any Securities, and (3) any increase or decrease in the Conversion Rate pursuant to Section 10.05.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or the Company’s or its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of all classes of the Company’s Common Equity entitled to vote generally in the election of directors;

(2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that neither (a) a transaction pursuant to which the holders of 50% or more of the total voting power of all classes of the Company’s Common Equity entitled to vote generally in the election of directors  immediately prior to such transaction have the right to exercise 50% or more of the total voting power of all classes of Common Equity of the continuing or surviving corporation (or any parent thereof) entitled to vote generally in elections of directors of such corporation (or any parent thereof) immediately after such event, nor (b) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity shall be a Fundamental Change;

(3) the Company’s stockholders approve any plan or proposal for its liquidation or dissolution; or

(4) the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed on any of the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or any other national securities exchange in the United States.

A fundamental change as a result of clause (1) or (2) above shall not be deemed to have occurred, however, if at least 90% of the consideration paid for the Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in the transaction or transactions constituting the Fundamental Change consists of shares of common stock or American Depositary Shares representing common stock or similar common equity interests listed on any of the NASDAQ Global Market, the NASDAQ Global Select Market or the New York Stock Exchange (or any of their respective successors) or will be so listed immediately following such Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of such transaction or transactions the Securities become convertible into such publicly traded securities, excluding cash payments for fractional shares, on the basis set forth under Section 10.05(l), subject to Section 10.02.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

“Global Security” means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Government Securities” means noncallable direct obligations of, or noncallable obligations the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America.

“Guarantee” means, as applied to any Indebtedness of another Person, (i) a guarantee, direct or indirect, in any manner, of any part or all of such Indebtedness, or (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Indebtedness of any other Person in any manner (other than in each case, by endorsement of negotiable instruments for collection in the ordinary course of business) (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Holder” or “Holders” means a Person or Persons in whose name a Security is registered in the Register.

“Indebtedness” means, as to any Person, all of the following: (i) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, or other similar instruments, (ii) all obligations under capital or synthetic leases of such Person, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), which purchase price is due more than nine (9) months from the date of incurrence of the obligations in respect thereof, (iv) indebtedness (excluding prepaid interest thereon) of others secured by a non-statutory Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sale or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (v) direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (vi) net obligations of such Person under any hedging or swap contracts and (vii) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchasers” means Goldman, Sachs & Co, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“JAK Inhibitor Compounds” means the compounds known as INCB18424 and INCB28050 and any other compounds for the treatment of myeloproliferative disorders, cancer and/or inflammatory diseases wherein the mechanism of action or the primary intended target for such compounds is the modulation of human Janus Kinase 1 and/or human Janus Kinase 2 pathways and all salts, prodrugs, esters, metabolites, solvates, stereoisomers and polymorphs of the foregoing.

“JAK Intellectual Property Assets” means any trademarks or patent rights of the Company or its Subsidiaries relating to, or in respect of, the JAK Inhibitor Compounds, and any products, proceeds, royalties, and revenues derived from or payable in respect of any JAK Inhibitor Compounds.

“Last Reported Sale Price” on any date means, with respect to the Common Stock, Common Equity, Capital Stock or similar equity interest, as the case may be, (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the NASDAQ Global Market; or (ii) if the Common Stock, Common Equity, Capital Stock or similar equity interest, as the case may be, is not listed for trading on the NASDAQ Global Market, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock, Common Equity, Capital Stock or similar equity interest, as the case may be, is traded; or (iii) if the Common Stock, Common Equity, Capital Stock or similar equity interest, as the case may be, is not listed for trading on a U.S. national or regional securities exchange, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) for the Common Stock, Common Equity, Capital Stock or similar equity interest, as the case may be, on that date as reported by the Pink OTC Markets Inc. or similar organization; or (iv) if the Common Stock, Common Equity, Capital Stock or similar equity interest, as the case may be, is not so quoted by Pink OTC Markets Inc. or similar organization, the average of the mid-point of the last bid and ask prices for the Common Stock, Common Equity, Capital Stock or similar equity interest, as the case may be, on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose. Any such determination shall be made by the Company in good faith and shall be conclusive absent manifest error. The Last Reported Sale Price of the Common Stock, Common Equity, Capital Stock or similar equity interest, as the case may be, will be determined without reference to extended or after-hours trading. If, during a period applicable for calculating the Last Reported Sale Price of the Common Stock, an event occurs that requires an adjustment to the Conversion Rate, the Last Reported Sale Price shall be calculated for such period in a manner determined by the Company in good faith to appropriately reflect the impact of such event on the price of the Common Stock during such period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).  For purposes of clarity, a non-exclusive license to intellectual property shall not be deemed to be a Lien.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clause (1), (2) (disregarding the proviso in clause (2)), (3) or (4) under the definition of Fundamental Change (subject to the exception set forth in the last paragraph of the definition thereof).

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.

“Maturity Date” when used with respect to any Security, means October 1, 2015.

“Non-Affiliate Securities” means all Securities other than Affiliate Securities.

“Non-Affiliate Restricted Stock Legend” means a legend in the form set forth in Exhibit C.

“NYSE” means The New York Stock Exchange.

“Offering Circular” means the final offering circular for the offering and sale of the Securities dated September 24, 2009.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title), the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate (i) containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee, (ii) if given pursuant to Section 4.03, signed by the principal executive, financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 13.04 and 13.05, and (iii) if given pursuant to Section 10.03(b), signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 13.04 and 13.05.

“Open of Business” means 8:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion from legal counsel containing the information specified in Sections 13.04 and 13.05. The counsel may be an employee of, or counsel to, the Company who is reasonably acceptable to the Trustee.

“Permitted Disposition”, with respect JAK Intellectual Property Assets, means (i) any Permitted Liens, (ii) any asset disposition permitted by Article 5 that constitutes a disposition of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, (iii) exclusive worldwide or geographically limited licenses of JAK Intellectual Property Assets to Pharmaceutical Companies, (iv) non-exclusive licenses of JAK Intellectual Property Assets in the ordinary course of business consistent with industry practices, (v) sales of inventory in the ordinary course of business, including, without limitation, sales by the Company or any of its Subsidiaries of therapeutic, diagnostic or other commercial products derived from or based on any JAK Inhibitor Compounds, (vi) the surrender or waiver of contractual rights and the settlement or waiver of contractual or litigation claims in the ordinary course of business and (vii) the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the Company or any of its Subsidiaries.

“Permitted Indebtedness” means (i) Indebtedness in respect of the Securities, (ii) Indebtedness outstanding on the date of the initial issuance of the Securities, (iii) unsecured Indebtedness, which, by its terms, either ranks equally in right of payment with or is expressly subordinated to the Securities; provided, that no principal of such Indebtedness is scheduled to mature (or subject to mandatory repurchase or put rights, other than repurchase rights upon a Fundamental Change) prior to October 2, 2015, (iv) Indebtedness under any Working Capital Facility, (v) Project Debt, (vi) other unsecured Indebtedness, which, by its terms, either ranks equally in right of payment with or is expressly subordinated to the Securities, in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding, (vii) Refinancing Indebtedness, (viii) Indebtedness (including capital lease, synthetic lease and purchase money obligations) incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of real or personal property or assets, (ix) intercompany Indebtedness among the Company and any of its Subsidiaries; provided, that any Indebtedness owed by the Company to its Subsidiaries shall be subordinated to the Securities, (x) Indebtedness to a Pharmaceutical Company, (xi) Indebtedness to a Smaller Pharmaceutical Company in connection with the development and commercialization of assets (other than JAK Intellectual Property Assets), (xii) Indebtedness secured by the inventory, accounts receivable or real property of the Company or of its Subsidiaries that is non-recourse to the Company or any of its Subsidiaries, (xiii) Indebtedness of an acquired entity assumed in an acquisition (but not incurred in connection with or in contemplation of such acquisition) and unsecured Indebtedness arising from agreements of the Company or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case assumed with the acquisition or disposition of any business, (xiv) Indebtedness incurred in connection with the acquisition of any intellectual property, product or other rights (or the acquisition of any license of the foregoing); provided, that no such Indebtedness shall be secured by any Lien on JAK Intellectual Property Assets, (xv) endorsement of instruments or other payment items for deposit, (xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two Business Days of incurrence, (xvii) Indebtedness incurred in settlement of litigation and owed to a party in such litigation; provided, that no such Indebtedness shall be secured by any Lien on JAK Intellectual Property Assets, (xviii) Indebtedness under hedging or swap contracts entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any of its Subsidiaries are exposed in the conduct of their business or the management of their liabilities and not for speculative purposes, (xix) sponsor support agreements and like agreements not in the nature of a Guarantee entered into in connection with the incurrence by one of the Company’s Subsidiaries of Project Debt; provided, that the payment obligations under such agreements are limited to funding deficiencies and warranty obligations relating to the property being acquired or constructed, (xx) Guarantees by the Company or any of its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries (other than Project Debt and Indebtedness that is required to be non-recourse to the Company or its Subsidiaries) to the extent that the Guaranteed Indebtedness is permitted to be incurred by another of the clauses above in this definition of Permitted Indebtedness; provided, that if the Indebtedness being Guaranteed ranks equally in right of payment or is expressly subordinated to the Securities, then the Guarantee must rank equally in right of payment or be expressly subordinated, as applicable, to the same extent as the Indebtedness Guaranteed and (xxi) Indebtedness (other than Indebtedness for money borrowed) in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business.

“Permitted Liens” means (i) Liens existing at the date of the initial issuance of the Securities, (ii)      Liens in favor of the Company, (iii) Liens on property or assets (or Equity Interests) of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Subsidiaries, or becomes a Subsidiary of the Company or any of its Subsidiaries, and Liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries; provided, that such Liens were not placed on such property in connection with or in contemplation of the consummation of such merger, consolidation or acquisition and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or its Subsidiary, or the property or assets so acquired (and property or assets affixed or appurtenant thereto), (iv) Liens on inventory and accounts receivable to secure Indebtedness under any Working Capital Facility, (v) Liens that (a) are not in the nature of a security interest, (b) do not secure Indebtedness and (c) are incurred in connection with, or that are, exclusive licenses of intellectual property granted (A), in the case of exclusive licenses of JAK Intellectual Property Assets for topical or ocular application, to a Smaller Pharmaceutical Company, or (B), in the case of exclusive licenses of JAK Intellectual Property Assets for any other application, to a Pharmaceutical Company, (vi) licenses granted by the Company to sell therapeutic, diagnostic or other commercial products derived from or based on any JAK Inhibitor Compounds, (vii) Liens to secure capital lease, synthetic lease and purchase money obligations and any Liens to secure any Project Debt; provided, that such Liens do not extend to or cover any assets other than such assets acquired or constructed with the proceeds of such capital lease, synthetic lease or purchase money obligation or Project Debt and, in the case of Project Debt, the equity securities of the Company’s Subsidiary that incurs the Project Debt, (viii) Liens securing the Securities, (ix) Liens (other than Liens on JAK Intellectual Property Assets) not otherwise permitted under this Indenture securing obligations in an aggregate amount not to exceed $10,000,000 at any one time outstanding, (x) Liens (other than Liens on JAK Intellectual Property Assets) securing obligations arising from agreements of the Company or any of its Subsidiaries incurred in connection with the acquisition of intellectual property, product or other rights (or the acquisition of any license to the foregoing); provided, that such Liens do not extend to any property or assets other than the licenses, intellectual property, products or other rights being so acquired, (xi) Liens on intellectual property of the Company or its Subsidiaries (other than Liens on JAK Intellectual Property Assets) granted to a Smaller Pharmaceutical Company in connection with the development and commercialization of assets (other than JAK Intellectual Property Assets), provided, that such Liens do not extend to any assets other than the intellectual property subject to such development and commercialization and any intellectual property obtained or derived from such development or commercialization, (xii) Liens (other than Liens on JAK Intellectual Property Assets) on intellectual property of the Company or its Subsidiaries that are incurred in connection with licenses of such intellectual property or in the ordinary course of business; provided, that such Liens do not secure Indebtedness, (xiii) Liens (other than exclusive licenses) on JAK Intellectual Property Assets that are not in the nature of a security interest, that do not secure Indebtedness, and that are incurred in the ordinary course of business, (xiv) Liens securing Refinancing Indebtedness to the extent the Indebtedness being refinanced was secured; provided, that such Liens do not extend to or cover any assets other than those securing the Indebtedness being refinanced, (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit, (xvi) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings, (xvii) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.

“Permitted Money Market Fund” means any registered investment company that meets the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended, that invests exclusively in securities of the U.S. government, securities of government-sponsored enterprises created by the U.S. Congress and privately issued money market securities that have been rated by at least one “nationally recognized statistical rating organization” (as that term is used in Section 15E of the Exchange Act) and received the highest credit rating (as of the Issue Date of the initial Securities issued hereunder, A1 in the case of Standard & Poor’s Ratings Service and P1 in the case of Moody’s Investor Service, Inc.) from each nationally recognized statistical rating organization that has rated them.

“Permitted Money Market Securities” means money market securities issued by Permitted Money Market Funds.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Pharmaceutical Company” means a company that (a) together with its Affiliates is engaged as its primary business in the business of commercializing pharmaceutical, biopharmaceutical or diagnostic products, and (b), as of the date of measurement, either (i) has Common Equity traded on a national securities exchange with a market capitalization (based on the number of outstanding shares of Common Equity and the Last Reported Sale Price on the trading day immediately preceding such date), of at least $5,000,000,000 (or the U.S. dollar equivalent thereof) or (ii) revenues for the most recent fiscal year then ended of at least $500,000,000 (or the U.S. dollar equivalent thereof).

“Pledge and Escrow Agreement” means the Pledge and Escrow Agreement, dated as of September 30, 2009, by and among the Company, the Trustee and the Escrow Agent.

“Pledged Securities” means the Government Securities or Permitted Money Market Securities to be purchased by the Company and held in the Escrow Account in accordance with the Pledge and Escrow Agreement.

“Project Debt” means Indebtedness of any of the Company’s Subsidiaries to finance the acquisition of any real property or the acquisition or construction of any plant or facility (or equipment relating thereto); provided, that such Indebtedness is non-recourse to the Company or any other Subsidiary of the Company.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.

“Qualified Transaction” means any transaction described in the last paragraph of the definition of Fundamental Change (other than a transaction with a shell company (as defined in Rule 12b-1 under the Exchange Act)) in which (A) holders of the Common Stock receive publicly traded securities representing no more than 30% of the outstanding Common Equity or similar Equity Interests of the acquiring entity (or any direct or indirect parent entity thereof), and (B) the market value (based on the last sale price on the trading day prior to the execution of the merger or other definitive agreement relating to such transaction) of the publicly traded securities to be issued to the holders of the Common Stock shall be at least 150% of the Company’s outstanding obligations that constitute Indebtedness within clauses (i) and (ii) of the definition of Indebtedness as of such trading day.

“Qualifying Tender Offer” shall be deemed to have occurred if at any time after the Securities are originally issued and prior to the date on which the number of Common Authorized Shares equals or exceeds the Full Underlying Shares, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or the Company’s or its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group acquired in a tender or exchange offer direct or indirect “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of all classes of the Company’s Common Equity entitled to vote generally in the election of directors.

“Record Date” means, in respect of any dividend or distribution, the date fixed for determination of stockholders entitled to receive such dividend or distribution or, if earlier, the Ex-Date.

“Refinancing Indebtedness” means Indebtedness of the Company or any of its Subsidiaries issued to refinance Indebtedness of the Company or any of its Subsidiaries so long as:

(1)           the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed refinancing does not exceed the aggregate principal amount (or accreted value as of such date, if applicable) of the Indebtedness being refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company or any of the Company’s Subsidiaries in connection with such refinancing);

(2)           such new Indebtedness has (a) a weighted average life to maturity that is equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced, and (b) a final maturity that is equal to or later than the final maturity of the Indebtedness being refinanced; and

(3)           if the Indebtedness being refinanced is (a) Indebtedness of the Company or any of its Subsidiaries, then such Refinancing Indebtedness shall be Indebtedness of the Company or such Subsidiary, as the case may be, and (b) subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Securities, at least to the same extent and in the same manner as the Indebtedness being refinanced.

“Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A.

“Restricted Stock Legend” means the Affiliate Restricted Stock Legend, the Non-Affiliate Restricted Stock Legend or both, as the context may require, as set forth in Exhibit C.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Trading Day” means any day on which the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading is scheduled to be open for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, any Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 4.75% Convertible Senior Notes due 2015, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the shares of Series A Preferred Stock, $.001 par value per share, of the Company existing on the date of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC.

“Smaller Pharmaceutical Company” means a company that (a) together with its Affiliates is engaged as its primary business in the business of commercializing pharmaceutical, biopharmaceutical or diagnostic products, and (b), as of the date of measurement, either (i) has Common Equity traded on a national securities exchange with a market capitalization (based on the number of outstanding shares of Common Equity and the Last Reported Sale Price on the trading day immediately preceding such date), of at least $250,000,000 (or the U.S. dollar equivalent thereof) or (ii) revenues for the most recent fiscal year then ended of at least $75,000,000 (or the U.S. dollar equivalent thereof).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Company’s securities generally occurs on The NASDAQ Stock Market, or if shares of Common Stock are not listed on The NASDAQ Stock Market, then as reported by the NYSE or the principal other national or regional securities exchange on which the shares of Common Stock are then traded, or if the Common Stock is not listed or approved for trading on the NYSE or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded, provided, that if the Common Stock is not so listed or traded, then a “Trading Day” shall have the same meaning as Business Day.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

“Working Capital Facility” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt or letters of credit, the proceeds of which are used to finance general corporate and working capital purposes.

Section 1.02.          Other Definitions.

Term Section:	Defined in:

“Act”	1.05
“Additional Shares”	10.06(a)
“Affiliate Restricted Securities”	2.06(f)
“Agent Members”	2.12(e)
“Certificate of Designation”	10.03(g)
“Common Proportion”	10.03(a)
“Conversion Agent”	2.03
“Conversion Date”	10.02(b)
“Conversion Notice”	10.02(a)
“Conversion Rate”	10.01
“Defaulted Interest”	11.02
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Event of Default”	6.01(a)
“Expiration Date”	10.05(e)
“Expiration Time”	10.05(e)
“Fundamental Change Expiration Time”	3.02(c)
“Fundamental Change Repurchase Date”	3.02(a)
“Fundamental Change Repurchase Notice”	3.02(a)
“Fundamental Change Repurchase Right Notice”	3.02(b)
“Fundamental Change Repurchase Price”	3.02(a)
“Global Securities Legend”	Exhibit A
“Interest Payment Date”	11.01(a)
“Initial Trigger Date”	10.03(d)
“Legal Holiday”	13.08
“Make-Whole Effective Date”	10.06(b)
“Merger Event”	10.05(l)
“Option Securities”	2.02
“Paying Agent”	2.03
“Preferred Proportion”	10.03(a)
“QIB”	2.01(a)
“Qualifying Tender Offer Interest”	10.03(e)
“Reference Property”	10.05(l)
“Register”	2.03
“Regular Record Date”	11.01(a)
“Registrar”	2.03
“Reporting Default”	6.02(b)
“Reserve Interest”	10.03(d)
“Restricted Securities”	2.06(f)
“Second Trigger Date”	10.03(d)
“Special Record Date”	11.02(a)
“Spin-off”	10.05(c)
“Start Date”	4.02(b)
“Stock Price”	10.06(b)
“Surrendered Securities”	Exhibit B
“transfer”	2.06(f)
“Valuation Period”	10.05(c)

Section 1.03.          Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04.          Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) except as otherwise specifically indicated herein, all references to payments of interest on the Securities shall include Additional Interest, if any, payable in accordance with the terms of Sections 4.02(b), 4.02(c) or 6.02(b), Reserve Interest, if any, payable in accordance with the terms of Section 10.03(d) and Qualifying Tender Offer Interest, if any, payable in accordance with the terms of Section 10.03(e) hereof.

Section 1.05.          Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(a)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b)           The ownership of Securities shall be proved by the register for the Securities.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01.          Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Securities shall be identical in all respects. Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together on all matters as one class.

(a)           Initial Securities.

(i)            The initial Securities offered and sold by the Initial Purchasers to qualified institutional buyers as defined in Rule 144A (“QIBs”) other than Affiliates of the Company in reliance on Rule 144A shall be issued initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(ii)           Securities originally offered and sold by the Initial Purchasers to Affiliates of the Company will be issued in the form of one or more Certificated Securities.  Upon such issuance, the Registrar shall register such Affiliate Securities in the name of such Affiliate as the owner or owners of such Security (or the nominee of such owner or owners) and deliver the certificates for such Affiliate Securities to the respective Affiliate (or the nominee of such owner or owners). Affiliate Securities shall bear the Affiliate Securities Legend unless otherwise agreed by the Company (with written notice thereof to the Trustee).  Notwithstanding the foregoing, the Initial Purchasers shall be entitled to deliver to the Trustee, or to the Company for delivery to the Trustee, at any time after the date hereof any such Affiliate Securities not purchased by Affiliates as agreed by the Initial Purchasers and such Affiliates prior to the date hereof, with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to the Global Security described in Section 2.01(a)(i) to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase.  Upon receipt of such Affiliate Securities and written instructions, the Trustee shall cancel such Affiliate Securities delivered to it and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by such Global Security to be increased by the aggregate principal amount of the Affiliate Securities delivered to the Trustee, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Affiliate Securities so cancelled.

(b)           Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest (including any Additional Interest, Qualifying Tender Offer Interest and Reserve Interest), if any, and payment of the Fundamental Change Repurchase Price on the Global Security shall be made to the Holder of such Security on the date of payment, unless a Regular Record Date or other means of determining Holders eligible to receive payment is provided for herein.

(c)           Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear the legends substantially to the effect of those required by Section 2.01(d).

(d)           Legends.

(i)            Each Global Security shall bear the Global Securities Legend set forth in Exhibit A.

(ii)           Each Restricted Security that is a Non-Affiliate Security shall bear the Restricted Securities Legend set forth in Exhibit A. Each Security that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii)          Each Affiliate Security shall bear the Affiliate Security Legend set forth in Exhibit A.

(iv)          Every stock certificate representing Common Stock or Series A Preferred Stock issued in the circumstances described in Section 2.06(g) hereof shall bear the applicable Restricted Stock Legend set forth in Exhibit C unless removed in accordance with the provisions of Section 2.06(k).

Section 2.02.          Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The Trustee shall initially authenticate and deliver Securities for original issuance in an aggregate principal amount of $350,000,000, upon receipt of one or more Company Orders. The Trustee shall authenticate and deliver Securities for original issuance in an additional aggregate principal amount of up to $50,000,000, upon receipt of one or more Company Orders upon exercise of the option granted to the initial purchasers of the Securities described in the Offering Circular (the “Option Securities”). The aggregate principal amount of Securities outstanding at any time may not exceed $400,000,000.

The Trustee may appoint authenticating agents. The Trustee may at any time after the execution of this Indenture appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, except any Securities issued pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03.          Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, City of New York, where Securities may be presented for payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Securities, the Securities held by each Holder and the transfer, exchange and conversion of Securities (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the U.S. Bank National Association as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Securities, and the office of U.S. Bank Trust National Association, an Affiliate of the Trustee, at 100 Wall Street, Suite 1600, New York, New York 10005, attention: Corporate Trust Services (Incyte Corporation — 4.75% Convertible Senior Notes due 2015), to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

Section 2.04.          Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Paying Agent shall (or, if the Paying Agent is not a party hereto, the Company shall require each Paying Agent to agree in writing that such Paying Agent shall) hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05.          Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five (5) Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.          Transfer and Exchange.

(a)           Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company designated as the Registrar or co-Registrar pursuant to Section 2.03, (i) the

Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at such office or agency and documents of identity and title satisfactory to Registrar. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased).

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)           No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)

(i)            Every Non-Affiliate Security that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(d) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Restricted Securities Legend and in this Section 2.06(f), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f), Section 2.06(g) and Sections 2.12(b) and (c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Security or Affiliate Restricted Security, as the case may be.  Except as otherwise provided in this Indenture with respect to any Restricted Securities (including, without limitation, Section 2.06(i) below) or as permitted under the terms of the Restricted Securities Legend thereon, if a request is made to remove the legend on any Restricted Security, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company and the Registrar, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Restricted Securities Legend.  If the Restricted Security surrendered for exchange is represented by a Global Security bearing a Restricted Securities Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Restricted Securities Legend shall be increased by an equal principal amount. If a Global Security without the Restricted Securities Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Security without the Restricted Securities Legend to the Depositary.  If the Restricted Securities Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, an Affiliate Security Legend shall be added to such Security.

(ii)           Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the Free Trade Date, any certificate evidencing a Non-Affiliate Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock or Series A Preferred Stock, if any, issued upon conversion thereof, which shall bear the Non-Affiliate Restricted Stock Legend, if required) shall bear the Restricted Securities Legend unless such Non-Affiliate Securities have been transferred (A) to the Company, (B) to an Affiliate of the Company, or (C) under a registration statement that has been declared effective under the Securities Act, provided, that in the case of (A) and (B) above, an Affiliate Security Legend shall be added to such Security.

(iii)          Every Affiliate Security that bears or is required under this Section 2.06(f) to bear the Affiliate Security Legend required by Section 2.01(d) (the “Affiliate

Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Affiliate Security Legend and this Section 2.06(f), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Affiliate Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  Except as otherwise provided in this Indenture with respect to any Affiliate Restricted Securities (including, without limitation, Section 2.06(j) below) or as permitted under the terms of the Affiliate Securities Legend thereon, if a request is made to remove the legend on any Affiliate Restricted Security, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company and the Registrar, that such Affiliate Securities have been transferred under a registration statement that has been declared effective under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Affiliate Security no longer being “restricted securities” (as defined under Rule 144).  In such case, upon (i) delivery of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Affiliate Securities Legend or a Restricted Security Legend.

(iv)          Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(j) below), until the Affiliate Free Trade Date any certificate evidencing an Affiliate Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock or Series A Preferred Stock, if any, issued upon conversion thereof, which shall bear the Affiliate Restricted Stock Legend, if required) shall bear the Affiliate Securities Legend

(v)           No transfer of any Security prior to the Free Trade Date, in case of Non-Affiliate Securities, or the Affiliate Free Trade Date, in the case of Affiliate Securities, will be registered by the Registrar unless the applicable box on the Form of Transfer Certificate has been checked.

(g)

(i)            Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the Free Trade Date, any stock certificate representing Common Stock or Series A Preferred Stock issued upon conversion of a Non-Affiliate Security shall bear the Non-Affiliate Restricted Stock Legend unless such Non-Affiliate Security, Common Stock or Series A Preferred Stock has been transferred (A) to the Company, (B) to an Affiliate of the Company, or (C) under a registration statement that has been declared effective under the Securities Act, provided, that in the case of (A) and (B) above, an Affiliate Restricted Stock Legend shall be added to such stock certificate.

(ii)           Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(j) below), until the later of (x) the date that is one year after the last Issue Date of the Securities (including of the Option Securities) and (y) the date that is 90 days after the holder of such Common Stock or Series A Preferred Stock ceases to be an Affiliate of the Company, any stock certificate representing Common Stock or Series A Preferred Stock issued upon conversion of an Affiliate Security shall bear the Affiliate Restricted Stock Legend unless such Affiliate Security, Common Stock or Series A Preferred Stock has been transferred under a registration statement that has been declared effective under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Common Stock or Series A Preferred Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(iii)          Any such Common Stock or Series A Preferred Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock or Series A Preferred Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock or Series A Preferred Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock or Series A Preferred Stock which shall not bear the applicable Restricted Stock Legend.

(h)           The Company shall not permit any Security, Common Stock or Series A Preferred Stock issued upon the conversion or exchange of a Security that is purchased or owned by the Company to be resold by the Company unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities, Common Stock or Series A Preferred Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(i)            So long as and to the extent that the Non-Affiliate Securities are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Non-Affiliate Securities represented by such Global Securities at any time on or after the Free Trade Date by:

(i)            providing written notice to the Trustee that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Securities;

(ii)           providing written notice to Holders of the Non-Affiliate Securities that the Restricted Securities Legend has been removed or deemed removed;

(iii)          providing written notice to the Trustee and the Depositary to change the CUSIP number for the Non-Affiliate Securities to the applicable unrestricted CUSIP number; and

(iv)          complying with any Applicable Procedures for delegending; whereupon the Restricted Securities Legend shall be deemed removed from any Global Securities without further action on the part of Holders.

(j)            So long as and to the extent that the Affiliate Securities are represented by one or more Certificated Securities, the Company may accomplish any delegending of such Affiliate

Securities represented by such Certificated Securities at any time on or after the Affiliate Free Trade Date by:

(i)            providing written notice to the Trustee and the Holders of the Affiliate Securities that the Affiliate Free Trade Date has occurred, which notice shall request that the Holders of Affiliate Securities surrender their Certificated Securities to the Trustee for exchange of such Certificated Securities for a beneficial interest in a Global Security;

(ii)           upon the option and direction of each Holder of Affiliate Securities and upon surrender by such Holder of its Certificated Security, either (A) providing written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to a Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Holder’s Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled; provided, that if no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount, or (B) providing written instructions directing the Trustee to exchange such Holder’s Certificated Security for an equal aggregate principal amount of a Certificated Security that does not bear the Affiliate Securities Legend, and the Trustee, pursuant to a Company Order, shall authenticate and deliver a Certificated Security that does not bear the Affiliate Securities Legend; and

(iii)          providing written notice to Holders of the Affiliate Securities that the Affiliate Securities Legend has been removed or deemed removed.

(k)

(i)            On and after the Free Trade Date, the Company shall also (A) instruct the transfer agent for the Common Stock and Series A Preferred Stock to remove the Non-Affiliate Restricted Stock Legend from any Common Stock or Series A Preferred Stock issued upon conversion of the Non-Affiliate Securities that bear the Non-Affiliate Restricted Stock Legend; (B) notify the holders of any Common Stock and Series A Preferred Stock issued upon conversion of the Non-Affiliate Securities (to the extent any Common Stock or Series A Preferred Stock has been issued upon conversion of the Non-Affiliate Securities) that such Non-Affiliate Restricted Stock Legend has been removed; (C) if relevant, notify the transfer agent for the Common Stock and Series A Preferred Stock to change the CUSIP number for the Common Stock and Series A Preferred Stock issued upon conversion of the Non-Affiliate Securities to the applicable unrestricted CUSIP number; and (D) comply with any Applicable Procedures for delegending any

Common Stock or Series A Preferred Stock issued upon conversion of a Security including the Non-Affiliate Restricted Stock Legend.

(ii)           On and after the Affiliate Free Trade Date, the Company shall also (A) instruct the transfer agent for the Common Stock and Series A Preferred Stock to remove the Affiliate Restricted Stock Legend from any Common Stock or Series A Preferred Stock issued upon conversion of the Affiliate Securities that bear the Affiliate Restricted Stock Legend; (B) notify the holders of any Common Stock and Series A Preferred Stock issued upon conversion of the Affiliate Securities (to the extent any Common Stock or Series A Preferred Stock has been issued upon conversion of the Affiliate Securities) that such Affiliate Restricted Stock Legend has been removed; (C) if relevant, notify the transfer agent for the Common Stock and Series A Preferred Stock to change the CUSIP number for the Common Stock and Series A Preferred Stock issued upon conversion of the Affiliate Securities to the applicable unrestricted CUSIP number; and (D) comply with any Applicable Procedures for delegending any Common Stock or Series A Preferred Stock issued upon conversion of a Security including the Affiliate Restricted Stock Legend.

Section 2.07.          Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that a Security has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

Section 2.08.          Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that, except as set forth in Section 9.02, in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Repurchase Date or on the Maturity Date, money sufficient to pay Securities payable on that date, then immediately after such Fundamental Change Repurchase Date or Maturity Date, as the case may be, such Securities shall cease to be outstanding and interest (including Additional Interest, Qualifying Tender Offer Interest and Reserve Interest), if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (including Additional Interest, Qualifying Tender Offer Interest and Reserve Interest), if any, shall cease to accrue on such Security.

Section 2.09.          Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for Temporary Securities.

Section 2.10.          Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled Securities in its customary manner. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.11.          Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal, interest (including any Additional Interest, Qualifying Tender Offer Interest and Reserve Interest), and payment of the Fundamental Change Repurchase Price thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12.          Transfer of Securities.

(a)           Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and 2.12(a)(iii) and (iv) below. Any such transfer shall comply with the Applicable Procedures to the extent so required.

(i)            Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(ii)           Restrictions on Transfer of a Beneficial interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except:

(A)          Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

(1)           DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice;

(2)           DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days thereof; or

(3)           the Company, at any time, in its sole discretion, executes and delivers to the Trustee and the Registrar an Officers’ Certificate stating that the entire Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this clause (ii), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

(B)           The owner of a beneficial interest in a Global Security shall be entitled to receive a Certificated Security in exchange for such interest if an Event of Default has occurred and is continuing.

Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more Certificated Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the Applicable Procedures:

(1) the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(2) the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Security(ies) in an equivalent amount to such beneficial interest in such Global Security; and

(3) the Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

(iii)          Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request: (x) to register the transfer of such Certificated Securities; or (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing; and

(2) so long as such Securities are “restricted securities” (as defined under Rule 144) or are Affiliate Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B), (C) or (D) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(C)           if such Certificated Securities are being transferred to a Person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB pursuant to a valid private placement exception under the Securities Act and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon; or

(D)          if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon; provided, that in the case of any transfer of an Affiliate Security to a Person taking delivery thereof as a Certificated Security, any transfer shall be made only to Persons who agree to be bound by the restrictions applicable to such Holders for as long as such transferred Securities are either Restricted Securities or Affiliate Restricted Securities, as the case may be.

(iv)          Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A)          if such Certificated Securities are being transferred pursuant Rule 144, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon;

(B)           if such Certificated Securities are being exchanged pursuant to an effective registration statement under the Securities Act, a certification to that effect (in the form set forth in Exhibit B, if applicable) and

(C)           written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

Notwithstanding any other provisions of this Indenture or the Securities, the Company shall not permit any Affiliate Security represented by a Certificated Security to be exchanged for a beneficial interest in a Global Security unless such Affiliate Security has been registered under the Securities Act, resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Affiliate Security no longer being “restricted securities” (as defined under Rule 144), or, at any time following the Affiliate Free Trade Date, such Affiliate Security otherwise ceases being “restricted securities” (as defined under Rule 144).

(b)           Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required. Whenever any Restricted Security or Affiliate Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c)           The restrictions imposed by Section 2.06(f) upon the transferability of any Non-Affiliate Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 by a Person other than an Affiliate or a former Affiliate of the Company.  Any Non-Affiliate Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(d). The Company shall provide the Trustee written notice upon the occurrence of the Free Trade Date and promptly after a registration statement with respect to the Securities or any Common Stock or Series A Preferred Stock issued upon conversion of the Securities has been declared effective under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d)           The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i)            Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided, that, subject to Section 2.12(a)(ii) a Global Security may be exchanged for Securities registered in the name of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall be a Certificated Security.

(ii)           Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)          Subject to the provisions of Section 2.12(e) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv)          In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(e)           Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the

Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security. The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 2.13.          CUSIP and ISIN Numbers.

(a)           The Company, in issuing the Global Securities, will use restricted CUSIP and ISIN numbers for such Global Securities (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i). At such time as the Restricted Securities Legend is removed from such Securities pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Security, but only with respect to the Securities where the Restricted Securities Legend is so removed. Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, or advice of payment, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

(b)           The Company, upon issuing shares of Common Stock or Series A Preferred Stock upon conversion of any Restricted Securities, will use a restricted CUSIP number for such shares of Common Stock and Series A Preferred Stock. With respect to any share of Common Stock or Series A Preferred Stock, until such time as the Non-Affiliate Restricted Stock Legend is removed pursuant to Section 2.06(k)(i) from such share of Common Stock or Series A Preferred Stock such restricted CUSIP will be the CUSIP number for such share of Common Stock or Series A Preferred Stock, as the case may be.  At such time as the Non-Affiliate Restrictive Stock Legend is removed from such share of Common Stock or Series A Preferred Stock pursuant to Section 2.06(k)(i) or otherwise, an unrestricted CUSIP number for such share of Common Stock or Series A Preferred Stock, as the case may be, will be deemed to be the CUSIP number therefor, but only with respect to the shares where Non-Affiliate Restricted Securities Legend is so removed.

(c)           The Company, upon issuing shares of Common Stock or Series A Preferred Stock upon conversion of any Affiliate Restricted Securities, will use a restricted CUSIP number for such shares of Common Stock and Series A Preferred Stock. With respect to any share of Common Stock or Series A Preferred Stock, until such time as the Affiliate Restricted Stock Legend is removed pursuant to Section 2.06(k)(ii) from such share of Common Stock or Series A Preferred Stock such restricted CUSIP will be the CUSIP number for such share of Common Stock or Series A Preferred Stock, as the case may be.  At such time as the Affiliate Restrictive

Stock Legend is removed from such share of Common Stock or Series A Preferred Stock pursuant to Section 2.06(k)(ii) or otherwise, an unrestricted CUSIP number for such share of Common Stock or Series A Preferred Stock, as the case may be, will be deemed to be the CUSIP number therefor, but only with respect to the shares where Affiliate Restricted Securities Legend is so removed.

ARTICLE 3

REDEMPTION AND REPURCHASES

Section 3.01.          No Company Right to Redeem.   The Company shall have no right to redeem the Securities before the Maturity Date.

Section 3.02.          Repurchase of Securities at Option of the Holder Upon a Fundamental Change.

(a)           If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case the Company shall instead pay the full interest amount payable on such Interest Payment Date to the record holder as of such Regular Record Date and the repurchase price shall be equal to 100% of the principal amount of the Securities to be repurchased) (the “Fundamental Change Repurchase Price”).

Repurchases of Securities under this Section 3.02 shall be made, at the option of the Holder thereof, upon:

(i)            in the case of Certificated Securities, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security or, in the case of Global Securities, a notice that complies with the Applicable Procedures, prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and

(ii)           delivery or book-entry transfer of the Securities (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice and prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.02 only if the

Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)          if certificated, the certificate numbers of Securities to be delivered for repurchase;

(B)           the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)           that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture; provided, however, that if the Securities are not in certificated form, the Fundamental Change Repurchase Notice must also comply with the Applicable Procedures.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 3.02(c).

Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(b)           On or before the fifteenth (15th) day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities and the Trustee and Paying Agent a written notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify (if applicable):

(i)            the events causing the Fundamental Change;

(ii)           the date of the Fundamental Change;

(iii)          the last date on which a Holder may exercise its repurchase rights under this Section 3.02;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)         that the Securities are eligible to be converted, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)        that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix)           that the Holder must exercise its repurchase right by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date;

(x)            that the Holder has the right to withdraw any Securities tendered for repurchase prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(xi)           the procedures the Holder must follow to require the Company to purchase its Securities under this Section 3.02.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.02.

(c)           A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i)            the principal amount of the withdrawn Securities;

(ii)           if Certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii)          the principal amount, if any, of such Security that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if the Securities are not in certificated form, the notice must comply with the Applicable Procedures.

(d)           On or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Securities to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Securities properly surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly on or after the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 3.02), and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 3.02 by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Security Register; provided, however, that all payments shall be subject to Section 3.02(a) and payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e)           If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Securities or portions thereof that are to be purchased on the Fundamental Change Repurchase Date, then (i) such Securities shall cease to be outstanding and interest shall cease to accrue on such Securities (whether or not book-entry transfer of the Securities is made or whether or not the Security is delivered or transferred to the Paying Agent), and (ii) all other rights of the Holders of such Securities shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest upon delivery or transfer of the Securities.

(f)            No Securities may be repurchased at the option of Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price of the Securities.

(g)           In connection with any repurchase upon the occurrence of a Fundamental Change, to the extent required by applicable law, the Company shall:

(i)            comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(ii)           file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act; and

(ii)           otherwise comply with all federal and state securities laws as necessary to effect a repurchase of Securities by the Company at the option of such Holder.

ARTICLE 4

COVENANTS

Section 4.01.          Payment of Securities.

(a)           The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company on the required date.

(b)           On the Maturity Date, each Holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of Securities, together with accrued and unpaid interest to, but not including, the Maturity Date, unless earlier converted or repurchased. With respect to Global Securities, principal and interest will be paid to the Depositary in immediately available funds. With respect to any Certificated Securities, principal and interest will be payable at the office or agency maintained by the Company for such purpose.

(c)           The Company will pay or cause to be paid interest on:

(i)            Global Securities to the Depositary in immediately available funds;

(ii)           any Certificated Securities having a principal amount of less than $5,000,000, by check mailed to the Holders of those Securities, or, at the Company’s option, by wire transfer in immediately available funds; provided, however, at maturity, interest will be payable as described in Section 4.01(b); and

(iii)          any Certificated Securities having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the Company’s option or the election of the Holders of those Securities duly delivered to the Trustee at least five (5) Business Days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described in Section 4.01(b).

(d)           The Company shall make any required interest (including any Additional Interest, Qualifying Tender Offer Interest and Reserve Interest) payments to the Person in whose name each Security is registered at the Close of Business on the Regular Record Date for such interest payment. The principal, accrued and unpaid interest (including Additional Interest, Qualifying Tender Offer Interest and Reserve Interest), if any, and payment of the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02.          SEC and Other Reports.

(a)           So long as any Securities are outstanding, the Company shall deliver to the Trustee, within fifteen (15) days after the Company would have been required to file with the

SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  Documents filed by the Company with the SEC via its EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee as of the time such documents are so filed. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the provisions of TIA Section 314(a) as it relates to reports, information and documents that the Company may be required to file with the Trustee pursuant to TIA Section 314(a) and shall furnish to Holders, beneficial owners and prospective purchasers of the Securities or shares of Common Stock or Series A Preferred Stock issuable upon conversion of the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until the time as the Securities and shares of Common Stock and Series A Preferred Stock issuable upon conversion of the Securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming that the Securities and shares of Common Stock and Series A Preferred Stock issuable upon conversion of the Securities have not been held by an Affiliate of the Company. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b)           If, at any time during the six-month period beginning on, and including, the date which is six months after the last Issue Date of the Securities (including of the Option Securities) (such date, the “Start Date”), the Company fails to timely file any periodic report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act and other than current reports on Form 8-K), the Company shall pay Additional Interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities outstanding for each day during such period in which the Company has failed to make such filings.  So long as such condition described in this Section 4.02(b) continues, the Company shall pay such Additional Interest on April 1 and October 1 of each year to the Holders of record of the Securities on the immediately preceding March 15 and September 15. When such condition ceases to continue, accrued and unpaid Additional Interest through the date of cessation shall be paid in cash on the subsequent Interest Payment Date to the record holder. In no event will the Company be required to pay Additional Interest (including any Additional Interest otherwise payable under this Section 4.02(b), Section 4.02(c) or Section 6.02(b)) at an annual rate in excess of 0.50%.

(c)           Additionally, the Company shall pay Additional Interest on the Securities if the Company fails to cause the Securities (other than Affiliate Securities) to become Freely Tradable on or prior to one year from the last Issue Date of the Securities (including of the Option Securities) at an annual rate equal to 0.50% of the aggregate principal amount of the Securities outstanding. Such Additional Interest shall be payable in the same manner as Additional Interest payable pursuant to Section 4.02(b).

(d)           In the event that the Company is required to pay Additional Interest to Holders of Securities pursuant to Section 4.02(b), Section 4.02(c) or Section 6.02(b), the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three (3) Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

Section 4.03.          Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2009) of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04.          Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05.          Maintenance of Office or Agency. The Company shall maintain in New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of U.S. Bank Trust National Association, an Affiliate of the Trustee, at 100 Wall Street, Suite 1600, New York, New York 10005, attention: Corporate Trust Services (Incyte Corporation — 4.75% Convertible Senior Notes due 2015), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.

Section 4.06.          Existence.  Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.07.          Maintenance of Properties.  The Company shall cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as is consistent with the Company’s past practice and is in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 4.07 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.08.          Payment of Taxes and Other Claims.  The Company shall pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion or repurchase of any Securities or with respect to this Indenture other than pursuant to Sections 2.07 and 10.07; provided, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries, taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.  The Company shall be authorized to withhold an amount sufficient to satisfy its U.S. federal income tax withholding obligation from any cash payment made with respect to the Securities (including a repurchase of the Securities) or upon a conversion of the Securities.  The Company shall promptly remit the full amount withheld to the relevant taxing authority in accordance with applicable law.

Section 4.09.          Stay, Extension and Usury Laws.  The Company (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest (including any Additional Interest, Qualifying Tender Offer Interest and Reserve Interest) on the

Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10.          Limitation on the Incurrence of Additional Indebtedness and on Certain Actions.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to:

(i)            incur any Indebtedness, except for Permitted Indebtedness, issue any Disqualified Equity Interests or, in the case of the Company’s Subsidiaries, issue any preferred stock;

(ii)           create, incur, assume or suffer to exist (a) any Lien on any of the properties or assets of the Company to secure Indebtedness, or (b) any Lien on JAK Intellectual Property Assets, except in each case, for Permitted Liens; or

(iii)          sell, lease, license, transfer or otherwise dispose of any of JAK Intellectual Property Assets, except for licenses of the JAK Intellectual Property Assets to one or more Pharmaceutical Companies in the ordinary course of business and except for Permitted Dispositions.

(b)           The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on the Company’s Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests (or in the form of Qualified Equity Interests) shall not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Equity Interests for purposes of this Section 4.10.

(c)           If, on any date following the initial issuance of the Securities, (a) the aggregate principal amount of Securities outstanding is less than 25% of the aggregate principal amount of Securities initially issued and (b) no Default or Event of Default has occurred and is continuing under this Indenture, then this Section 4.10 shall no longer be applicable to the Securities.  In addition, if a Qualified Transaction occurs, then immediately following the consummation of such transaction this Section 4.10 shall no longer be applicable to the Securities.

Section 4.11.          Pledge and Escrow Agreement.  The Company shall maintain the Pledge and Escrow Agreement in full force and effect prior to its expiration in accordance with its terms, shall comply with the terms thereof and shall not amend the Pledge and Escrow Agreement in any manner adverse to the holders of the Securities without the consent of the each Holder affected thereby.  Simultaneously with the original issuance of the Securities, the Company shall deliver to the Escrow Agent for deposit in the Escrow Account Pledged Securities in the amount of $56,268,631.42.

ARTICLE 5
SUCCESSOR CORPORATION

Section 5.01.          Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(i)            either (A) the Company is the surviving corporation or (b) the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes by supplemental indenture all of the Company’s obligations under the Securities and this Indenture;

(ii)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)          the Company, or the successor Person if other than the Company, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02.                          Successor Substituted

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.  If the Company is still in existence after the transaction, it will be released from its obligations and covenants hereunder and under the Securities.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.                          Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            default by the Company in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default (x) for any Interest Payment Date through and including October 1, 2012 for a period of ten (10) Business Days, or (y) for any Interest Payment Date after October 1, 2012, for a period of thirty (30) days;

(ii)           default by the Company in the payment of the principal of any Security when due and payable at its Stated Maturity, upon required repurchase, acceleration or otherwise;

(iii)          failure by the Company to comply with its obligation to convert the Securities upon exercise of a Holder’s conversion right and such failure continues for a period of five (5) days;

(iv)          failure by the Company to comply with its obligations under Article 5;

(v)           failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 3.02(b);

(vi)          failure by the Company for a period of thirty (30) days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities has been received by the Company to comply with the covenant set forth in Section 4.10;

(vii)         failure by the Company for a period of sixty (60) days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities has been received by the Company to comply with any of its agreements contained in the Securities or this Indenture (other than any agreement the failure to comply with is specifically addressed elsewhere in this Section 6.01(a));

(viii)        default under any agreements, indentures or instruments under which the Company or any Subsidiary of the Company then has outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed having a principal amount, together with accrued interest and premium, if any, in excess of $10,000,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, which default (i) shall have resulted in such indebtedness becoming or being accelerated and declared due and payable prior to its Stated Maturity or (ii) constituted a failure to pay at least $10,000,000 of such indebtedness when due and payable at its Stated Maturity (and including any grace period relating to such indebtedness), upon required repurchase or upon acceleration, unless such indebtedness is discharged or such acceleration is rescinded or annulled within ten (10) days of such acceleration;

(ix)           one or more judgments, orders or decrees for the payment of money in excess of $10,000,000, either individually or in the aggregate, shall be entered against the Company or any of its Significant Subsidiaries and shall not be discharged, bonded, paid, stayed, waived, subject to a negotiated settlement or subject to insurance within 60 days after (i)

the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(x)            the Pledge and Escrow Agreement ceases to be in full force and effect or enforceable prior to its expiration in accordance with its terms;

(xi)           the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(xii)          an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

Section 6.02.          Acceleration of Maturity; Rescission and Annulment.

(a)           If an Event of Default occurs and is continuing, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the principal of all the outstanding Securities and accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and accrued and unpaid interest, if any, shall become immediately due and payable. However, upon an Event of Default arising out of Section 6.01(a)(xi) or Section 6.01(a)(xii) (except in each case with respect to any Significant Subsidiary) the principal amount of all the outstanding Securities, plus accrued and unpaid interest to the acceleration date, if any, shall be due and payable immediately without notice from the Trustee or Holders.

(b)           Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Company to comply with its covenants set forth in Section 4.02 (any such Event of Default, a “Reporting Default”), shall for the first 365 days after the occurrence of such Reporting Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities.  The Additional Interest shall accrue on all outstanding Securities from and including the date on which such Reporting Default first occurs until, but excluding, the 365th day thereafter (or such earlier date on which such Reporting Default is cured or waived) and shall be payable in the same manner as the Additional Interest payable pursuant to Section 4.02.  On the 365th day after such Reporting Default (if such violation is not cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately.

(c)           If the Company elects to pay the Additional Interest as the sole remedy for the Reporting Default, the Company shall notify in writing the Holders, the Paying Agent and the Trustee of such election at any time on or before the Close of Business on the date on which such Event of Default first occurs.  If the Company fails to give such notice, the Trustee or the Holders of not less than 25% of principal amount of the outstanding Securities may declare the principal amount of and accrued and unpaid interest (including Additional Interest, Qualified Tender Offer Interest and Reserve Interest, if any) on such Securities to be due and payable immediately.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a notice, the Trustee may assume without inquiry that Additional Interest is not payable.

Section 6.03.          Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that after the occurrence of an Event of Default specified in Sections 6.01(a)(i) or 6.01(a)(ii), the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04.          Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05.         Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.06.         Application of Money Collected.

Any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 7.06;

SECOND:  To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD:  The balance, if any, to the Company or any other Person or Persons entitled thereto.

Section 6.07.         Limitation on Suits.

Subject to Section 6.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           the Holders of not less than 25% in principal amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered in writing to the Trustee security or indemnity satisfactory to it against any loss, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction that, in the opinion of the Trustee, is inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.08.         Unconditional Right of Holders to Receive Principal and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Security expressed in such Security and to convert such Security in accordance with Article 10 and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 6.09.         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.         Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.12.         Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

The Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer, determine that the proceeding so directed, subject to the Trustee’s duties under the TIA, would involve the Trustee in personal liability or might be unduly prejudicial to the Holders not involved in the proceeding.

Section 6.13.         Waiver of Past Defaults and Rescission.

The Holders of not less than a majority in principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, on behalf of the Holders of all the Securities:

(a)           waive any past default or Event of Default hereunder and its consequences, except a default

(i)            in the payment of the principal of, accrued and unpaid interest on any Security that remains uncured,

(ii)           in respect of the failure to satisfy the Company’s obligations upon conversion of a Security in accordance with Article 10 hereunder, or

(iii)          in the payment of any applicable Fundamental Change Repurchase Price.

(b)           at any time after a declaration of acceleration has been made, rescind and annul any such declaration of acceleration with respect to the Securities and its consequences, if:

(i)            such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)           such declaration is not the result of a failure to pay principal or interest, a failure to satisfy the Company’s obligations upon conversion of a Security or a payment default arising from the Company’s failure to repurchase any Securities when required.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.14.         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the TIA; provided, that neither this Section nor the TIA shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article 10.

Section 6.15.         Notice of Default.

If a default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee must send to each Holder notice of the default within ninety (90) days after it occurs or, if later, promptly after the Trustee obtains knowledge thereof.  Except in the case of a default in the payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.  The Company shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any events which constitute a Default or Event of Default, their status and what action the Company is taking or proposes to take with respect thereto.

ARTICLE 7
TRUSTEE

Section 7.01.         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of Section 7.01(b);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e)           The Trustee shall not be liable for interest on any money received by it.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee, Registrar, Paying Agent and Conversion Agent.

(i)            The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer has received written notice thereof from the Company or any Holder or (ii) a Responsible Officer shall have actual knowledge thereof.

Section 7.02.          Rights of Trustee.

(a)           The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents and Conversion Agent.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.          Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

Section 7.04.          Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities or the Pledge and Escrow Agreement, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05.          Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2009, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.06.          Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Responsible Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than the Pledged Securities and money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest, Qualifying Tender Offer Interest and Reserve

Interest), if any, and payment of the Fundamental Change Repurchase Price on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(xi) or 6.01(a)(xii) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.07.          Replacement of Trustee. The Trustee may resign at any time by so notifying the Company at least thirty (30) days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.09;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08.          Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of such successor.

Section 7.09.          Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.10.          Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.11.          Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8
DISCHARGE OF INDENTURE

Section 8.01.          Discharge of Liability on Securities. When (a) the Company delivers to the Registrar all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable, and the Company

(x) irrevocably deposits with the Trustee, the Paying Agent or the Conversion Agent, as applicable, (i) cash sufficient to pay at Stated Maturity or upon any Fundamental Change Repurchase Date all principal and interest due or to become due to such Stated Maturity or Fundamental Change Repurchase Date, as the case may be, and (ii) sufficient shares of Common Stock or Series A Preferred Stock solely to satisfy all outstanding conversions (if any) and (y) pays or causes to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (B) rights hereunder of Holders to receive payments of principal of and interest on, the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (C) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the reasonable cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

Section 8.02.          Repayment to the Company. Subject to the terms of the Pledge and Escrow Agreement, the Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payments on the Securities that remains unclaimed for two years after the date on which such payments became due, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall cease.

ARTICLE 9
AMENDMENTS

Section 9.01.          Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

(a)           to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Securities;

(b)           to provide for the assumption of the Company’s obligations under this Indenture by a successor upon any merger, consolidation or asset transfer permitted under this Indenture and to provide for conversion of the Securities into Reference Property;

(c)           to provide any security for or add guarantees with respect to the Securities;

(d)           to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(e)           to add covenants that would benefit the Holders or to surrender any rights the Company has under this Indenture;

(f)            to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(g)           to increase the Conversion Rate;

(h)           to add Events of Default with respect to the Securities;

(i)            to add circumstances under which the Company shall pay additional interest on the Securities;

(j)            to make any change that does not adversely affect any Holder of outstanding Securities; and

(k)           to conform the terms of this Indenture or the Securities to the “Description of Notes” section of the Offering Circular.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02.          With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Securities.  However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

(a)           make any change in the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;

(b)           reduce any rate of interest or extend the time for payment of interest on the Securities;

(c)           reduce the principal amount of, or the Fundamental Change Repurchase Price with respect to, the Securities, or change their final Stated Maturity;

(d)           make payments on the Securities payable in currency other than as originally stated in the Security;

(e)           impair any Holder’s right to institute suit for the enforcement of any payment on the Securities;

(f)            adversely affect the ranking of the Securities as the senior unsecured indebtedness of the Company;

(g)           waive a continuing default or Event of Default regarding any payment on the Securities;

(h)           adversely affect the right of any Holder to require the Company to repurchase all or any of its Securities as provided in Article 3;

(i)            adversely affect the right of any Holder to convert any Security as provided in Article 10; or

(j)            modify the provisions of the Pledge and Escrow Agreement relating to the Pledged Securities in a manner adverse to the Holders in any material respect.

Notwithstanding anything to the contrary herein, Section 4.10 of this Indenture may be modified or amended or any provision of such Section 4.10 may be waived with the consent of the Holders of the lesser of (a) a majority in aggregate principal amount of the Securities then outstanding or (b) $100,000,000 aggregate principal amount of the then outstanding Securities, including in each case, for this purpose, Securities held by any Affiliate of the Company (other than a Subsidiary or direct or indirect parent entity of the Company).

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03.          Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04.          Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same Indebtedness as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

Section 9.05.          Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06.          Trustee to Sign Supplemental Indentures. Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07.        Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
CONVERSIONS

Section 10.01.      Right to Convert.  Subject to and upon compliance with the procedures for conversion set forth in this Article 10, and except as set forth in Section 10.03, a Holder shall have the right, at such Holder’s option, to convert the principal amount of any Securities, or any portion of such principal amount thereof which is $1,000 or a multiple thereof, into Common Stock at an initial conversion rate (the “Conversion Rate”) equivalent to 113.9601 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth in Section 10.05, until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date; provided, that in the case of any conversion pursuant to this Article 10, the Holder must deliver a Conversion Notice (as defined below) no later than the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.  The number of shares of Common Stock and Series A Preferred Stock, if any, issuable and the cash payable in lieu of fractional shares, if any, upon conversion of a Security shall be determined as set forth in Section 10.03 and Section 10.04.

Section 10.02.      Conversion Procedures.  The following procedures shall apply to the conversion of Securities:

(a)           In respect of Certificated Securities, a Holder must (i) complete and manually sign the conversion notice attached to the Security (the “Conversion Notice”), or a facsimile of such Conversion Notice; (ii) deliver such Conversion Notice, which is irrevocable, and the Security to the Conversion Agent at the office maintained by the Conversion Agent; (iii) furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 10.07 below, pay all transfer or similar taxes; and (iv) if required pursuant to Section 10.04(b), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

(b)           In respect of a beneficial interest in a Global Security, a beneficial owner must comply with Applicable Procedures for converting a beneficial interest in a Global Security and, if required pursuant to Section 10.04(b), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled and all taxes or duties if required pursuant to Section 10.07 below.

The date a Holder satisfies the foregoing requirements is the “Conversion Date” hereunder.

No Conversion Notice with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 3.02.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

Section 10.03.      Conversion into Shares of Series A Preferred Stock.

(a)           Until the Company has reserved for issuance upon conversion of the Securities a number of Common Authorized Shares at least equal to the Base Underlying Shares, the Securities shall be convertible into (i) a number of shares of Common Stock (the “Common Proportion”) equal to (A) the Conversion Rate multiplied by (B) the Common Authorized Shares divided by the Base Underlying Shares and (ii) a number (which may be a fraction rounded down to the nearest one-thousandth (1/1000th)) of shares of the Series A Preferred Stock (the “Preferred Proportion”) equal to (A) 1.1 divided by 1,000 multiplied by (B) the difference between the Conversion Rate and the Common Proportion, in each case, per $1,000 principal amount of Securities.  The Common Proportion shall be increased (and the Preferred Proportion decreased) automatically from time to time whenever the Common Authorized Shares are increased.  The Series A Preferred Stock shall initially be convertible into Common Stock at a rate of 1,000 shares of Common Stock for every 1.1 shares of Series A Preferred Stock.

(b)           The Company shall reserve shares of Common Stock for issuance upon conversion of the Securities, and the Common Authorized Shares shall be automatically increased, when, and to the extent that, (A) shares of Common Stock or any of the Company’s other Indebtedness convertible into shares of Common Stock are repurchased, acquired or otherwise received by the Company or any of its Subsidiaries after the Issue Date of the initial Securities issued hereunder (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued shares of Common Stock reserved for issuance in respect of other transactions prior to the Issue Date of the initial Securities issued hereunder become no longer so reserved after the Issue Date of the initial Securities issued hereunder or (C) the Company authorizes any additional unissued shares of Common Stock after the Issue Date of the initial Securities issued hereunder; provided, that nothing herein shall limit the Company’s ability to issue shares of Common Stock or reserve shares of Common Stock for issuance pursuant to the Company’s concurrent offering of Common Stock on or about September 30, 2009, including shares of Common Stock issued or reserved for issuance pursuant to the underwriters option in connection with such offering to purchase additional shares of Common Stock.  The Company shall not, until the number of Common Authorized Shares equals or exceeds the Full Underlying Shares, use any shares of Common Stock that become available for potential delivery under the Securities as a result of any event described in the preceding sentence for the settlement or satisfaction of any transaction or obligation other than the Securities or authorize or reserve any such shares of Common Stock for future issuance for any purpose other than to satisfy the Company’s conversion obligations under the Securities.  Until the number of Common Authorized Shares equals or exceeds the Full Underlying Shares, the Company shall provide an Officers’ Certificate that sets forth the number of Common Authorized Shares, the Common Proportion and the Preferred Proportion, together with any supporting documentation and calculations, to the Trustee and the Conversion Agent no later than 15 (fifteen) days following (1) the end of each fiscal quarter of the Company and (2) any adjustment of the Common Authorized Shares in an amount that exceeds 250,000 shares of Common Stock.

(c)           The Company shall use reasonable efforts to (1) obtain the approval of the Company’s stockholders of an increase in the Company’s authorized shares of Common Stock and (2) increase the Common Authorized Shares to equal or exceed the Full Underlying Shares.

(d)           In the event that the number of Common Authorized Shares does not equal or exceed the Full Underlying Shares by January 1, 2010 (the “Initial Trigger Date”), the Securities shall accrue additional interest at the rate of 5.25% per annum from and after the Initial Trigger Date, and in the event that the Company has not established a sufficient reserve by June 30, 2010 (the “Second Trigger Date”), such additional interest accruing on the Securities will increase from the rate of 5.25% per annum to the rate of 10.25% per annum from and after the Second Trigger Date, and such additional interest shall increase by an additional 5% per annum on each anniversary of the Second Trigger Date, and in each case, such additional interest (all such additional interest, the “Reserve Interest”) shall accrue until the number of Common Authorized Shares equals or exceeds the Full Underlying Shares and shall be payable in the same manner as Additional Interest payable pursuant to Section 4.02(b).

(e)           In the event that a Qualifying Tender Offer occurs, from and after such occurrence, in lieu of the Reserve Interest described in Section 10.03(d), the Securities shall accrue additional interest at a rate equal to the higher of (A) the rate of Reserve Interest then in effect and (B) 10.25% per annum, which additional interest shall increase by an additional 5% per annum on each anniversary of such Qualifying Tender Offer thereafter.  Such additional interest (the “Qualifying Tender Offer Interest”) shall accrue until the number of Common Authorized Shares equals or exceeds the Full Underlying Shares and shall be payable in the same manner as Additional Interest payable pursuant to Section 4.02(b).

(f)            In the event that the Company is required to pay Reserve Interest to Holders of Securities pursuant to Section 10.03(d) or Qualifying Tender Offer Interest to Holders of Securities pursuant to Section 10.03(e), the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Reserve Interest or Qualifying Tender Offer Interest no later than three (3) Business Days prior to the date on which any such Reserve Interest or Qualifying Tender Offer Interest is scheduled to be paid. Such notice shall set forth the amount of Reserve Interest or Qualifying Tender Offer Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether Reserve Interest or Qualifying Tender Offer Interest is payable, or with respect to the nature, extent, or calculation of the amount of Reserve Interest or Qualifying Tender Offer

Interest owed, or with respect to the method employed in such calculation of Reserve Interest or Qualifying Tender Offer Interest.

(g)           The Company shall authorize 100,000 shares of the Series A Preferred Stock pursuant to a certificate of designation therefor (the “Certificate of Designation”).  Until the number of Common Authorized Shares equals or exceeds the Full Underlying Shares, the Company shall increase the number of authorized shares of the Series A Preferred Stock as necessary as a result of adjustments set forth in Section 10.05, so that the Company maintains a sufficient number of authorized shares of Series A Preferred Stock as may be needed upon conversion of the Securities.  The Company shall not issue any shares of Series A Preferred Stock from and after the date on which the Common Authorized Shares equals or exceeds the Full Underlying Shares.

(h)           Until the number of Common Authorized Shares equals or exceeds the Full Underlying Shares and any outstanding shares of Series A Preferred Stock have automatically converted into shares of Common Stock in accordance with the Certificate of Designation, the Company shall not amend or modify the Certificate of Designation of the Series A Preferred Stock in a manner that would adversely affect (1) the interests of the Holders of such Series A Preferred Stock or (2) the conversion rights of Holders of the Securities in any material respect without the consent of the Holders of the Securities given in the same manner as provided in Section 9.2 of this Indenture (and, if required pursuant to such Certificate of Designation and applicable Delaware Law, approval by the holders of any outstanding Series A Preferred Stock).

(i)            Unless the context is clear otherwise, references to shares of Common Stock issuable upon conversion of the Securities in this Indenture shall be deemed to include shares of Series A Preferred Stock issuance upon conversion of the Securities and the same terms shall apply to the Series A Preferred Stock as apply to the Common Stock, except that information regarding the number of shares of Common Stock issuable upon conversion of the Securities, and the formulas for determining such numbers, shall be adjusted proportionately on the basis of the ratio of 1.1 shares of Series A Preferred Stock to 1,000 shares of Common Stock.

Section 10.04.      Settlement Upon Conversion.

(a)           Upon any conversion of any Security, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Securities tendered for conversion on the third Business Day immediately following the Conversion Date (or, if earlier, on the Maturity Date), a number of shares of Common Stock equal to the Conversion Rate on the relevant Conversion Date (plus cash in lieu of fractional shares, if applicable).

(b)           Payment of Interest Upon Conversion.

(i)            Upon conversion, Holders shall not receive any additional cash payment or shares of Common Stock or Series A Preferred Stock for accrued and unpaid interest, except as described in Section 10.04(b)(ii).  Upon conversion, accrued and unpaid interest to the Conversion Date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

(ii)           If any Security is converted after the Close of Business on a Regular Record Date for an Interest Payment Date but prior to the corresponding Interest Payment Date, Holders of record of such Security at the Close of Business on such Regular Record Date will receive on the corresponding Interest Payment Date the interest accrued and unpaid on such Securities, notwithstanding the conversion prior to the Interest Payment Date.  Securities surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on such Interest Payment Date for the Securities so converted; provided, that no such payment need be made:

(A)          for conversions after the Close of Business on the Regular Record Date for the Maturity Date;

(B)           if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or

(C)           to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(c)           Cash Payments in Lieu of Fractional Shares.

(i)            The Company shall not issue fractional shares of Common Stock upon conversion of the Securities.  If any fractional share of Common Stock would be issuable upon the conversion of any Securities, the Company shall make payment of an amount in cash for the current market value of the fractional shares of Common Stock.  The current market value of a fractional share of Common Stock shall be determined (calculated to the nearest one-ten-thousandth (1/10,000th) of a share) by multiplying (A) the Last Reported Sale Price of a full share of Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day) by (B) the fractional amount and rounding the product to the nearest whole cent.

(ii)           The Company shall issue fractional shares of Series A Preferred Stock down to one-thousandth (1/1,000th) of a share of Series A Preferred Stock upon conversion of the Securities.  If any fractional share of Series A Preferred Stock that is less than one-thousandth (1/1,000th) of a share of Series A Preferred Stock would be issuable upon the conversion of any Securities, the Company shall make payment of an amount in cash based upon the current market value of the shares of Common Stock into which such fractional shares of Series A Preferred Stock are convertible.  The current market value of such shares of Common Stock shall be determined (calculated to the nearest one-ten-thousandth (1/10,000th) of a share) by multiplying (A) the Last Reported Sale Price of a full share of Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day) by (B) the number of shares of Common Stock that such fractional shares of Series A Preferred Stock are convertible into at the rate of 1,000 shares of Common Stock for every 1.1 shares of Series A Preferred Stock and rounding the product to the nearest whole cent.

(iii)          For the purposes of clauses (i) and (ii) above, if multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock or Series A Preferred Stock, as the case may be, which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered.

Section 10.05.                        Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company shall not make any adjustment to the Conversion Rate if Holders may participate in any transaction described below as an adjustment event as a result of holding the Securities, without having to convert their Securities, on a basis equivalent to a holder of a number of shares of Common Stock equal to the principal amount of Securities held divided by the applicable Conversion Price.  This exception will not apply to any adjustment to the Conversion Rate upon conversion upon a Make-Whole Fundamental Change as described in Section 10.06.  In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock.

(a)           If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or the Company effects a share split or share combination of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR0                           =              the Conversion Rate in effect at the Close of Business on the Record Date for such dividend or distribution, or the Effective Date of such share split or share combination, as applicable;

CR1                           =              the Conversion Rate in effect immediately prior to the Open of Business on the day following such Record Date or Effective Date, as applicable;

OS0                           =              the number of shares of Common Stock outstanding at the Close of Business on such Record Date or Effective Date, as applicable; and

OS1                           =              the number of the shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.05(a) shall become effective immediately prior to the Open of Business on the day following (x) the Record Date for such dividend or distribution or (y) the Effective Date of such share split or share combination. If any dividend or distribution of the type described in this Section 10.05(a) is declared but is not so paid or made, the

Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b)           If the Company distributes to all or substantially all holders of Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan adopted by the Company) entitling such holders for a period of not more than sixty (60) days to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR0                           =              the Conversion Rate in effect at the Close of Business on the Record Date for such issuance;

CR1                           =              the Conversion Rate in effect immediately prior to the Open of Business on the day following such Record Date;

OS0                           =              the number of shares of Common Stock outstanding at the Close of Business on such Record Date;

X                                       =              the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                        =              the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment made pursuant to this Section 10.05(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately prior to the Close of Business on the day following the Record Date for such distribution. If such rights, options or warrants described in this Section 10.05(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

For purposes of this Section 10.05(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price of such Common Stock, and in determining the aggregate price payable for shares of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(c)           If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

(i)                                     any dividends or distributions referred to in Section 10.05(a) or Section 10.05(e);

(ii)                                  any rights, options or warrants referred to in Section 10.05(b);

(iii)                               except as otherwise described below, rights issued pursuant to the Company’s stockholder rights plan, or the detachment of such rights under the terms of such rights plan;

(iv)                              any dividends or distributions referred to in Section 10.05(d);

(v)                                 any dividends or distributions in connection with a Merger Event resulting in a change in the conversion consideration pursuant to Section 10.05(l); and

(vi)                              any Spin-Off to which the provisions set forth in this Section 10.05(c) shall apply;

then the Conversion Rate will be adjusted based on the following formula:

where,

CR0                           =              the Conversion Rate in effect at the Close of Business on the Record Date for such distribution;

CR1                           =              the Conversion Rate in effect immediately prior to the Open of Business on the day following such Record Date;

SP0                             =              the Current Market Price; and

FMV                     =              the fair market value (as determined by the Board of Directors in good faith) on the Record Date for such distribution of the shares of Capital Stock, evidences of indebtedness, or other assets, property, rights, options or warrants so distributed, expressed as an amount per share of Common Stock.

With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on Common Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (a “Spin-Off’), that are, or, when issued, will be, quoted or listed on any securities exchange or other market, the Conversion Rate will instead be adjusted based on the following formula:

where,

CR0                           =              the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period (as defined below);

CR1:                        =              the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMVo                =              the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading-Day period commencing on, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0                        =              the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur at the Close of Business on the last day of the Valuation Period; provided, that in respect of any conversion during the Valuation Period, references within Section 10.05(c) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

If any distribution of the type described in this Section 10.05(c) is declared but not so made (other than a Spin-Off), the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.

(d)           If the Company pays any cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR0                           =              the Conversion Rate in effect immediately at the Close of Business on the Record Date for such dividend or distribution;

CR1                           =              the Conversion Rate in effect immediately prior to the Open of Business on the day following such Record Date;

SP0                             =              the Current Market Price; and

C                                        =              the amount in cash per share the Company distributes to holders of Common Stock.

Any adjustment made under this Section 10.05(d) shall become effective immediately prior to the Open of Business on the day following the Record Date for such dividend or distribution.  If any dividend or distribution of the type described in this Section 10.05(d) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)           If the Company or any Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer for Common Stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be adjusted based on the following formula:

where,

CR0                           =              the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1                           =              the Conversion Rate in effect immediately after the Expiration Date;

FMV                     =              the fair market value (as determined by the Board of Directors in good faith), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS0                           =              the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS1                           =              the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of

Common Stock accepted for purchase exchange in such tender or exchange offer); and

SP1                             =                                         the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day immediately following the Expiration Date.

Any adjustment made pursuant to this Section 10.05(e) shall become effective immediately prior to the Open of Business on the Trading Day immediately following the Expiration Date; provided, that in respect of any conversion within ten (10) Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or any such Subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of the formula in this Section 10.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(e).

(f)            To the extent that the Company has a stockholder rights plan in effect upon conversion of the Securities into Common Stock, Holders of Securities will receive, in addition to Common Stock, the rights under the stockholder rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all Holders of its Common Stock, shares of its Capital Stock, evidences of indebtedness or assets as described in clause Section 10.05(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.  Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Common Stock, the right or warrants described therein with respect to such Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment of the Conversion Rate.

(g)           For purposes of Sections 10.05(c) and 10.05(d), except with respect to a Spin-Off, in cases where the fair market value of assets, debt securities or certain rights, options or warrants to purchase the Company’s securities, or the amount of the cash dividend or distribution applicable to one share of Common Stock, distributed to all or substantially all stockholders:

(i)            equals or exceeds the average of the Last Reported Sale Prices of Common Stock over the relevant consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; or

(ii)           such average Last Reported Sale Price exceeds the fair market value of such assets, debt securities or rights, warrants or options or the amount of cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Security shall be entitled to receive upon conversion, in addition to shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the principal amount of the Securities held divided by the Conversion Price in effect immediately prior to the Record Date for determining the stockholders entitled to receive the distribution; provided, that if the Board of Directors determines fair market value for purposes of any such adjustment by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing Current Market Price.

(h)           Except as provided in this Section 10.05, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.  In addition, the Conversion Rate shall not be adjusted:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Securities were first issued;

(iv)          for a change in the par value of Common Stock; or

(v)           for accrued and unpaid interest on the Securities, if any.

(i)            The Company, to the extent permitted by law and the rules of The NASDAQ Global Market or any other securities exchange on which the Common Stock is then listed, may increase the Conversion Rate of the Securities by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.

(j)            The Company shall not take any voluntary action that would result in an adjustment pursuant to any of the provisions in Section 10.05(b), Section 10.05(c), Section 10.05(d) or Section 10.05(e)  without complying, if applicable, with the stockholder approval rules of The NASDAQ Stock Market (including NASDAQ Market Rule 5635, which requires stockholder approval of certain issuances of the Common Stock) or any similar rule of any other stock exchange on which the Common Stock is listed at the relevant time.

(k)           Adjustments to the applicable Conversion Rate shall be calculated to the nearest one ten-thousandth (1/10,000th) of a share.  The Company shall not be required to make an adjustment in the Conversion Rate unless such adjustment would require a change of at least 1% in the applicable Conversion Rate.  However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon conversion of the Securities (solely with respect to the Securities to be converted).

(l)            In the event (a “Merger Event”) of:

(i)            any reclassification of the Common Stock;

(ii)           any Fundamental Change described in clause (2) of the definition thereof;

(iii)          a share exchange, consolidation, or merger involving the Company; or

(iv)          a conveyance, transfer, sale, lease or other disposition to another Person of all or substantially all of the Company’s assets, in which holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for their shares of Common Stock, the Securities shall become convertible based on the type and amount of consideration that the Holders of a number of shares of Common Stock equal to the principal amount of the Securities divided by the Conversion Price would have received in such reclassification, change, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition.  For purposes of the foregoing, the type and amount of consideration that a holder of Common Stock received in the case of reclassifications, change, share exchanges, consolidations, mergers, conveyances, transfers, sales, leases or other dispositions that cause Common Stock to be exchanged for more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by holders of Common Stock that affirmatively made such an election.  The above provisions of this Section 10.05(l) shall similarly apply to successive Merger Events.

Section 10.06.        Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes

(a)           If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below.  A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Notice of the Securities is received by the Conversion Agent from, and including, the Make-Whole Effective Date up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date, or, in the case of a Make-Whole Fundamental Change that does not also constitute a Fundamental Change, the thirty-fifth (35th) Trading Day immediately following the Make-Whole Effective Date.

(b)           The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A, hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Make-Whole Fundamental Change. If holders of Common Stock receive only cash in a Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five (5) consecutive Trading Day period ending on, and including, the Trading Day preceding the relevant Make-Whole Effective Date.

(c)           The Stock Prices set forth in the row headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in Schedule A shall be adjusted in the same manner as the Conversion Rate as set forth in Section 10.05.

(d)           In the event that either the exact Stock Price or the Make-Whole Effective Date is not set forth in the table in Schedule A:

(i)            If the Stock Price is between two adjacent Stock Price amounts in the table or the Make-Whole Effective Date is between two adjacent Make-Whole Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Make-Whole Effective Dates, as applicable, based on a 365-day year.

(ii)           If the Stock Price is greater than $75.00 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the row headings of the table in Schedule A), no Additional Shares shall be added to the Conversion Rate.

(iii)                               If the Stock Price is less than $6.88 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the row headings of the table in Schedule A), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 145.3488 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 10.05.

(e)                                  If a Holder of Securities elects to convert its Securities prior to the effective date of any Fundamental Change, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.

(f)                                    Until the number of Common Authorized Shares equals or exceeds the Full Underlying Shares, Series A Preferred Stock shall be issued in lieu of Additional Shares upon the conversion of Securities in connection with a Make-Whole Fundamental Change, which conversion shall be on the basis of the ratio of 1.1 shares of Series A Preferred Stock to 1,000 shares of Common Stock.

(g)                                 The Company shall notify Holders, the Trustee and the Conversion Agent in writing of the Make-Whole Effective Date of any Make-Whole Fundamental Change no later than five (5) Business Days after such Make-Whole Effective Date.

Section 10.07. Taxes on Conversion.  Any issue of share certificates on conversion of any Securities shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock and Series A Preferred Stock, if any, on conversion of Securities pursuant hereto.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  Nothing herein shall preclude any U.S. federal income tax withholding required by law or regulations.

Section 10.08. Shares to be Fully Paid; Compliance with Governmental Requirements.  The Company covenants that all shares of Common Stock and Series A Preferred Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free and clear from any Lien or adverse claim.

The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.  The Company shall not be required to list or cause to have quoted any shares of Series A Preferred Stock to be issued upon conversion of Securities on any national securities exchange or over-the-counter or any other domestic market.

Section 10.09. Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock or Series A Preferred Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities, and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Stock or Series A Preferred Stock or share certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10.

Section 10.10. Company Determination Final.  Any determination that the Company or its Board of Directors must make pursuant to this Article 10 shall be conclusive if made in good faith, absent manifest error.  Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01. Payment of Interest.   The Company shall pay interest on the Securities at a rate of 4.75% per annum, payable semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing April 1, 2010. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount shall be paid as a result of any such postponement.  Interest on a Security shall be paid to the Holder of such Security at the Close of Business on March 15 or September 15 (each, a “Regular Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest (including any Additional Interest, Qualifying Tender Offer Interest and Reserve Interest) shall cease to accrue on such Security.

Section 11.02. Defaulted Interest.  Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Regular Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in this Section 11.02(a) or (b).

(a)                                  The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Securities are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b)                                 Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 11.03. Interest Rights Preserved.  Subject to the foregoing provisions of this Article 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including any Additional Interest, Qualifying Tender Offer Interest and Reserve Interest) accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 12

COLLATERAL SECURITY

Section 12.01. Collateral Security.

(a)                                  On the Issue Date of the initial Securities issued hereunder, the Company shall (i) enter into the Pledge and Escrow Agreement and thereafter comply with the terms and provisions of such agreement and (ii) pledge the Pledged Securities to the Escrow Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Securities to provide for payment in full of the first six scheduled interest payments (excluding any Additional Interest, Qualifying Tender Offer Interest and Reserve Interest) due on the Securities. The Pledged Securities shall be pledged by the Company to the Escrow Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Escrow Agent in the Pledge Account pending disposition pursuant to the Pledge and Escrow Agreement. The Pledged Securities shall also secure the due and punctual payment and performance of all obligations (including any Additional Interest, Qualifying Tender Offer Interest and Reserve Interest) of the Company, whether now or hereafter existing, under the Securities, this Indenture and the Pledge and Escrow Agreement, including, without limitation, interest accrued on the Securities after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company.

(b)                                 Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge and Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as such agreement may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Escrow Agent and the Trustee to enter into the Pledge and Escrow Agreement and to perform their respective obligations and exercise their respective rights under such agreement in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary, or as may be required by the provisions of the Pledge and Escrow Agreement, to assure and confirm to the Escrow Agent and the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge and Escrow Agreement or any part of such agreement, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or cause to be taken, any and all actions reasonably required to create and maintain, as security for the obligations of the Company under this Indenture and the Securities, a valid, enforceable and perfected first priority lien in and on all the Pledged Securities, in favor of the Escrow Agent for the benefit of the Trustee and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other liens.

(c)                                  The release of any portion of the Pledged Securities pursuant to the Pledge and Escrow Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge and Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the lien and security interest of the Pledge and Escrow Agreement and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Pledge and Escrow Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company. The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the lien under the Pledge and Escrow Agreement, to be complied with.

(d)                                 The Escrow Agent and the Trustee may, in their sole discretion and without the consent of the Holders, on behalf of the Holders, take all reasonable actions in accordance with the Pledge and Escrow Agreement, necessary or appropriate in order to (i) enforce any of the terms of the Pledge and Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company under such agreement. The Escrow Agent and the Trustee shall have power (but not the obligation) to institute and to maintain such suits and proceedings as the they may reasonably deem expedient to preserve or protect their interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Escrow Agent or of the Trustee).

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.  If any provision of this Indenture limits, qualities, or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 13.02. Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Incyte Corporation

Route 141 and Henry Clay Road, Building 336

Wilmington, Delaware 19880

Facsimile: (302) 425-2707

Attention: General Counsel

if to the Trustee:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Facsimile: (213) 615-6197

Attention: Corporate Trust Services (Incyte Corporation — 4.75% Convertible Senior Notes due 2015)

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 13.03. Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture (except for application for the authentication of Securities pursuant to Section 2.02), the Company shall furnish to the Trustee:

(a)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.

Section 13.05. Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)                                  a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)                                  a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 13.06. Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.07. Rules by Trustee, Paying Agent, Conversion Agent, and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.08.  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including Additional Interest, Qualifying Tender Offer Interest and Reserve Interest) shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected.

Section 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.10. No Recourse Against Others.  A director, officer, employee, incorporator,  stockholder or partner, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 13.11. Successors.  All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities shall bind their respective successors.

Section 13.12. Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14. Submission to Jurisdiction.  The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any federal court sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

INCYTE CORPORATION

By:	/s/ David C. Hastings
Name:	David C. Hastings
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brad E. Scarbrough
Name:	Brad E. Scarbrough
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF SECURITY

[FORM OF FACE OF SECURITY]

[Include the following legend for Global Securities only (the “Global Securities Legend”).]

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Securities that are Restricted Securities other than the Affiliate Securities (the “Restricted Securities Legend”):]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) AND (Y) 90- DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF INCYTE CORPORATION (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED

HEREBY OR THE COMMON STOCK OR SERIES A PREFERRED STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITIES, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (D), FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES)

[Include the following legend on all Securities that are Affiliate Securities (the “Affiliate Security Legend”):]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) AND (Y) 90- DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF INCYTE CORPORATION (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY OR THE COMMON STOCK OR SERIES A PREFERRED STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITIES, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR

FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) A PLEDGE TO AN AFFILIATE OF THE HOLDER SO LONG AS SUCH PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THIS LEGEND AND IN THE AGREEMENT, DATED SEPTEMBER 24, 2009, AMONG BAKER/TISCH INVESTMENTS, L.P., BAKER BROS. INVESTMENTS II, L.P., 667, L.P., BAKER BROTHERS LIFE SCIENCES, L.P. AND 14159, L.P. AND THE COMPANY OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (E), FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES).

No.
CUSIP:
ISIN:

Principal Amount $
as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto

Incyte Corporation

4.75% Convertible Senior Notes due 2015

Incyte Corporation, a Delaware corporation, promises to pay to        [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $          on October 1, 2015 (the “Maturity Date”).

Interest Payment Dates: April 1 and October 1.

Regular Record Dates: March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:	INCYTE CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

4.75% Convertible Senior Notes due 2015

1.                                       Interest.

This Security shall bear cash interest at the rate of 4.75% per annum.  Interest on this Security shall accrue from September 30, 2009 (the “Issue Date”) or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2010, to the Holder of record of Securities at the Close of Business on the March 15 or September 15 immediately preceding such Interest Payment Date (or repurchase or Maturity Date, as applicable). Each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, as applicable.  Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount shall be paid as a result of any such postponement.  Interest shall be calculated using a 360-day year composed of twelve 30-day months.  Interest shall cease to accrue on this Security upon its Maturity Date, conversion or repurchase by the Company, including a repurchase at the option of the Holder upon a Fundamental Change in accordance with Paragraph 5 hereof.

If any Security is converted after the Close of Business on a Regular Record Date for an Interest Payment Date but prior to the corresponding Interest Payment Date, the Holder of record of such Security at the Close of Business on such Regular Record Date will receive on the corresponding Interest Payment Date the interest accrued and unpaid on such Securities, notwithstanding the conversion prior to the Interest Payment Date.  Securities surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on such Interest Payment Date for the Securities so converted; provided, that no such payment need be made:

(A)                              for conversions after the Close of Business on the Regular Record Date for the Maturity Date;

(B)                                if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or

(C)                                to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

2.                                       Method of Payment.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided herein and in the Indenture.  The Company will pay interest (except Defaulted Interest) on the principal amount of the Securities on each April 1 and October 1 to the

Persons who are registered Holders of Securities at the Close of Business on the March 15 and September 15 next preceding the Interest Payment Date even if Securities are canceled or repurchased after such Regular Record Date and on or before the Interest Payment Date.  Payment of the principal of the Securities shall be made at the office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payment of interest including Additional Interest, Qualifying Tender Offer Interest and Reserve Interest, if any, on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, or, at the Company’s option, by wire transfer in immediately available funds; provided, however, that Holders with Securities in an aggregate principal amount in excess of $5,000,000 shall be paid, at their written election provided in accordance with the Indenture, by wire transfer in immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.                                       Paying Agent, Conversion Agent and Registrar.

Initially, U.S. Bank National Association will act as Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.                                       Indenture.

The Company issued the Securities under an Indenture dated as of September 30, 2009 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured and unsubordinated obligations of the Company limited to an aggregate principal amount of not more than $400,000,000.

5.                                       Purchase By the Company at the Option of the Holder upon a Fundamental Change.

(a)                                  At the option of the Holder, and subject to the terms and conditions of the Indenture, if a Fundamental Change occurs, each Holder of Securities will have the right, at its option, to require the Company to repurchase for cash all of its Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Securities to be repurchased plus accrued and unpaid interest (including Additional Interest, Qualifying Tender Offer Interest and Reserve Interest), if any, to (but excluding) the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case the Company will instead pay the full interest amount payable on such Interest Payment Date to the record holder as of such Regular Record Date and the repurchase price will be equal to 100% of the principal amount of the Securities to be repurchased).  To exercise the repurchase right, the Holder must deliver, prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, written notice to the Trustee of such Holder’s exercise of its repurchase right, together with the Securities with respect to which the right is being exercised. Subject to such Holder’s satisfaction of certain requirements in the Indenture, the Company is required to repurchase the Securities on the date that is no fewer than twenty (20) Business Days and no more than thirty (35) Business Days after the date of the Fundamental Change Notice delivered by the Company.

(b)                                 Holders have the right to withdraw (in whole or in part) any Fundamental Change Repurchase Notice delivered pursuant to Paragraph 5(a) above by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date. If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, such Security will cease to be outstanding and interest will cease to accrue on such Securities, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest upon delivery or transfer of such Security.

6.                                       Conversion.

(a)                                  Holders may surrender Securities, in integral multiples of $1,000 principal amount, for conversion into shares of Common Stock until the second Scheduled Trading Day immediately preceding the Maturity Date; provided, that until the Company has reserved for issuance under conversion of the Securities a number of Common Authorized Shares at least equal to the Base Underlying Shares, the Company shall issue (i) a number of shares of Common Stock (the “Common Proportion”) equal to (A) the Conversion Rate multiplied by (B) the Common Authorized Shares divided by the Base Underlying Shares and (ii) a number (which may be a fraction rounded down to the nearest one-thousandth (1/1000th)) of shares of the Series A Preferred Stock (the “Preferred Proportion”) equal to (A) 1.1 divided by 1,000 multiplied by (B) the difference between the Conversion Rate and the Common Proportion, in each case, per $1,000 principal amount of Securities.  The Common Proportion shall be increased (and the Preferred Proportion decreased) automatically from time to time whenever the Common Authorized Shares are increased.  The Series A Preferred Stock shall be convertible into Common Stock at a rate of 1,000 shares of Common Stock for every 1.1 shares of Series A Preferred Stock.

(b)                                 The initial Conversion Rate is 113.9601 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture.  Upon conversion, subject to the provisions in Section 6(a), a Holder will receive, for each $1,000 principal amount of Securities tendered for conversion on the third Business Day immediately following the Conversion Date (or, if earlier, on the Maturity Date), a number of shares of Common Stock equal to the Conversion Rate on the relevant Conversion Date; provided, however, that for any conversion that occurs on or after the record date for the payment of interest on the Securities at maturity, the Company will deliver such shares on the Maturity Date; provided, further, that the Company will, under certain circumstances, deliver a combination of shares of Common Stock and Series A Preferred Stock to converting Holders in accordance with the provisions of the Indenture.  Notwithstanding the foregoing, the Company will not deliver any fractional shares of Common Stock upon conversion; instead, Holders will receive cash in lieu of fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day).

(c)                                  To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) deliver the Security to the Conversion Agent; (3) furnish appropriate endorsements and transfer documents and pay any transfer or similar tax, if required; and (4) if required pursuant to the Indenture, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled.

(d)                                 A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.  Except as provided in the Indenture, on conversion of a Security, the Holder will not receive any cash payment representing accrued and unpaid interest with respect to the converted Securities.  Instead, upon conversion the Company will deliver to the Holder shares of Common Stock and Series A Preferred Stock, if any, and any cash payment to account for fractional shares of Common Stock and for certain fractional shares of Series A Preferred Stock, if any. Accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited.  The Company will not adjust the Conversion Rate to account for accrued and unpaid interest.

7.                                       Pledge and Escrow Agreement.

The Company has entered into the Pledge and Escrow Agreement and pledged to the Trustee for the equal and ratable benefit of the Holders of the Securities the Pledged Securities in an amount sufficient to fund, when due, the total aggregate amount of the first six scheduled interest payments on the Securities, excluding Additional Interest, Qualifying Tender Offer Interest and Reserve Interest, if any.  The Pledged Securities will be pledged by the Company to the Trustee for the equal and ratable benefit of the Holders and will be held by the Trustee in the Escrow Account pending disbursement pursuant to the Pledge and Escrow Agreement.

8.                                       Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part. the portion of the Security not to be repurchased).

9.                                       Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10.                                 Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

11.                                 Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

12.                                 Calculations in Respect of Securities.

The Company will be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock, the Conversion Rate of the Securities and any accrued interest payable on the Securities.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities.  The Company will provide to the Trustee and Conversion Agent a schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.

13.                                 No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

14.                                 Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Security.

15.                                 Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

16.                                 GOVERNING LAW.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

17.                                 Additional Interest; Reserve Interest and Qualifying Tender Offer Interest.

Holders of Securities shall be entitled to payments of Additional Interest, Reserve Interest and Qualifying Tender Offer Interest to the extent set forth in the Indenture.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Incyte Corporation

Route 141 and Henry Clay Road, Building 336

Wilmington, Delaware 19880

Facsimile: (302) 425-2707

Attention: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                 agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

CONVERSION NOTICE

To convert this Security into shares of Common Stock of the Company, check the box

To convert only part of this Security, state the principal amount to be converted
(which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial Principal amount of Global Security: $         .

Date:	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

4.75% Convertible Senior Notes due 2015

Transfer Certificate

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $        principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐            A transfer of the Surrendered Securities is made to the Company or any of its Subsidiaries; or

☐            The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐            The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐            The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐            The transferee is an Affiliate of the Company.

DATE:
Signature(s)

B-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

RESTRICTED STOCK LEGEND

Non-Affiliate Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90- DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF INCYTE CORPORATION (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER PURSUANT TO A VALID PRIVATE PLACEMENT EXEMPTION UNDER THE SECURITIES ACT AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH AN EXEMPTION; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (D), FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED.

C-1

Affiliate Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90- DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF INCYTE CORPORATION (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER PURSUANT TO A VALID PRIVATE PLACEMENT EXEMPTION UNDER THE SECURITIES ACT AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH AN EXEMPTION; (D) A PLEDGE TO AN AFFILIATE OF THE HOLDER SO LONG AS SUCH PLEDGEE AGREES IN WRITING TO BE BOUND BY THE TRANSFER RESTRICTIONS SET FORTH IN THIS LEGEND AND IN THE AGREEMENT, DATED SEPTEMBER 24, 2009, AMONG BAKER/TISCH INVESTMENTS, L.P., BAKER BROS. INVESTMENTS II, L.P., 667, L.P., BAKER BROTHERS LIFE SCIENCES, L.P. AND 14159, L.P. AND THE COMPANY OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO THE FOREGOING CLAUSE (D), FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE COMPANY MAY RESELL THIS SECURITY OTHER THAN IN CONFORMITY WITH THE RESTRICTIONS SET FORTH HEREIN BEFORE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING OPTION SECURITIES ISSUED PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE OPTION SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED.

C-2

Schedule A

Make-Whole Table

	Make-Whole Effective Date
Stock Price	September 30, 2009	October 1, 2010	October 1, 2011	October 1, 2012	October 1, 2013	October 1, 2014	October 1, 2015
$6.88	31.3887	31.3887	31.3887	31.3887	31.3887	31.3887	31.3887
$7.00	31.3887	31.1180	29.1399	27.6343	26.3858	25.5368	28.8970
$7.25	31.3887	29.4411	27.3926	25.7188	24.1531	22.6541	23.9709
$7.50	30.2752	27.9158	25.8139	24.0023	22.1724	20.1270	19.3732
$8.25	26.4097	24.0839	21.8995	19.8177	17.4500	14.2892	7.2520
$9.00	23.3585	21.1044	18.9175	16.7177	14.0880	10.4037	0.0000
$10.00	20.1837	18.0543	15.9345	13.7179	10.9982	7.1769	0.0000
$12.00	15.7772	13.9212	12.0315	9.9973	7.4945	4.1729	0.0000
$15.00	11.7752	10.2871	8.7572	7.1033	5.1151	2.6907	0.0000
$20.00	8.0762	7.0761	5.9873	4.8207	3.4510	1.8501	0.0000
$25.00	5.8267	5.3031	4.4925	3.6283	2.6145	1.4197	0.0000
$50.00	2.2816	1.9715	1.6900	1.3928	1.0286	0.5722	0.0000
$75.00	1.0985	0.9342	0.8038	0.6719	0.5066	0.2900	0.0000